May 6, 1996

Kwang Yang Motor Co., Ltd.
35 Wan Hsign St. Sanmin Dist
Kaohsiung Taiwan, Republic of China

Turn-Luckily Technology Co., Inc.
5F, No. 93, Hsin Sheng S. Rd.
1st Section Taipei
Taiwan, Republic of China

Gentlemen:

This letter is to document the discussions between Unique Mobility, Inc. (Unique), Kwang Yang Motor Co., Ltd. (KYMCO) and Turn Luckily Technology Co., Ltd. (TLT) regarding the amendment of the Waiver and Option Agreement amongst the parties dated June 12, 1995.

Unique, KYMCO and TLT agree to amend the Waiver and Option Agreement as follows:

Paragraph 3 is hereby deleted in its entirety and replaced by the following paragraph 3:

3. The parties further agree that on any two occasions prior to October 21, 1996, to the extent permitted under the laws of the Republic of China, Unique may tender and KYMCO shall accept all or any portion of NT$37,830,000 (NT$39,000,000 - NT$1,170,000) together with interest expense (10% annual rate) in exchange for which KYMCO agrees to transfer and Unique agrees to receive a number of shares in Taiwan UQM to be determined as follows:

      Amount of Money Tendered by Unique (excluding any interest, securities transaction tax, security transaction income tax and other relevant fees arising out of the share transaction which are due under this Agreement) divided by the par value per share (NT$ 10).

Unique agrees that any securities transaction tax, securities transaction income tax and other relevant fees arising out of this share transfer shall be borne by Unique.

For the purposes of calculating interest under this Agreement, "Interest Bearing Shares" shall mean shares purchased from KYMCO by Unique pursuant to this Agreement. Interest shall accrue under this Agreement on a daily basis at the rate of Interest Bearing Shares x par value per share (NT$10) x .000274. Each purchase of shares under this Article 3 shall be deemed, for the purposes of calculating interest under this Agreement only,


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Kwang Yang Motor Co., Ltd.
Turn-Luckily Technology, Co., Ltd.
Page 2
May 6, 1996

to be a purchase of shares of the earliest purchase of shares by KYMCO, on Unique's behalf for which Unique has not "Fully Subscribed." Unique will be deemed to have Fully Subscribed to an issuance of shares when it is deemed under this Article 3 to have purchased 39% of all capital calls through December 31, 1995. The interest due at the time of any purchase of shares by Unique under this Article 3 shall be the amount of interest which has accrued and is attributable to the shares then deemed to be purchased.

Paragraph 5 is hereby deleted in its entirety and replaced by the following paragraph 5:

    5. The parties hereto agree that, prior to October 21, 1996: (1) if Unique has not purchased 39 percent of the already issued shares under the provisions of Article 3 of this Agreement, then it shall be considered in breach of the Joint Venture Agreement; (2) KYMCO shall not assign, transfer or otherwise dispose of its shares to third parties such that it is unable to comply with its obligations under this Agreement but, if Unique cannot, under the provisions of Article 3 of this Agreement, repurchase 39 percent of the already issued shares prior to October 21, 1996, KYMCO has the right to dispose of the shares which were not repurchased by Unique and is not bound by the relevant provisions of the Joint Venture Agreement; (3) the provisions of Sections 5.1, 5.3, 5.4,
        6.2 and 9.1(b) of the Joint Venture Agreement are suspended to the extent that they conflict with the terms of this Agreement. The parties hereto further agree that the provisions of Sections 4.2 and 4.3 of the Joint Venture Agreement are hereby voided and replaced with the provisions of Article 1 of this Agreement.

If the foregoing amendment is consistent with your understanding of our agreement, please so acknowledge by signing where indicated below.

Very truly yours,

UNIQUE MOBILITY, INC.               AGREED AND ACCEPTED:

/s/ Donald A. French
Donald A. French                    /s/ Kwang Yang Motor Co., Ltd.
Treasurer                           Kwang Yang Motor Co., Ltd.

cc: R. Geddes
                                    /s/ Turn-Luckily Technology Co., Ltd.
                                    Turn-Luckily Technology Co., Ltd.